UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 19, 2016

Dewmar International BMC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

001-32032	26-4465583
(Commission File Number)	(IRS Employer Identification No.)

132 E. Northside Dr., Suite C

Clinton, Mississippi 39065

(Address of Principal Executive Offices)      (Zip Code)

(601) 488-4360

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]

Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

Authorized Shares

As of May 19, 2016, the Company’s total number of Authorized Shares is 4,500,000,000 with the number of Issued and Outstanding shares currently at 2,426,163,513.  The current float remains at 2,225,613,590 shares.

Liquidity

As of March 31, 2016 the Company’s cash and cash equivalents exceed $800,000.00

Classification or SIC Code

On December 10, 2014 Dewmar International BMC, Inc. (“the Company’) changed its primary Industry Classification or SIC code from 2080 Beverages to 8741 Management Services to more accurately reflect the Company’s broad portfolio of products and services it manages across various vertical markets.

Today, Dewmar International BMC, Inc. is a diversified operating company headquartered in Clinton, Mississippi. The Company conducts business across a variegated set of categories and sectors including consumer goods, wholesale trade, pharmaceuticals and health sciences.

The Company and its subsidiaries develop, market and distribute goods, therapeutics and services in national and international markets through licensing agreements, e-commerce platforms, fee-for-service arrangements and distribution contracts.

The Company’s business strategy is to identify paradigm shifts occurring in large, traditional or growth markets within the Company’s sphere of expertise to create innovative products, services and/or financial offerings that exploit new market opportunities.

Recent Filings of 1934 Act Periodic Reports

Dewmar has filed the following financial forms with the SEC since the third quarter of 2015:

August 11, 2015

Form 10K

Annual Report for the fiscal year ended December 31, 2013

September 25, 2015

Form 8K

Classification or SIC Code

Statement of Authorized Shares

Statement of Issued & Outstanding Shares

Statement of Float

November 5, 2015

Form 8K

Consolidated Balance Sheet 12-31-14

Consolidated Cash Flow Statement 12-31-14

Consolidated Profit & Loss Statement 12-31-14

May 5, 2016

Form 10Q

Quarterly Report for the fiscal quarter ended March 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2016

By: /s/ Marco Moran

Name:   Marco Moran

Title:  Chief Executive Officer

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